Exhibit 10.35
MODIFICATION
OF
DISTILLERS GRAIN MARKETING AGREEMENT
THIS MODIFICATION AGREEMENT (“Modification Agreement”) is entered into and made effective this 7th day of August, 2007 by and between Siouxland Ethanol LLC, a Nebraska limited liability company (“Siouxland”), and Commodity Specialists Company (“CSC”), a Delaware corporation.
WHEREAS, Siouxland and CSC entered into that certain Distillers Grain Marketing Agreement dated February 27, 2006 (“Marketing Agreement”); and
WHEREAS, Siouxland and CSC desire to amend the Marketing Agreement with respect to the marketing of DDGS within a 60 mile radius of the Plant;
NOW, THEREFORE, in consideration of the promises and the mutual covenants and conditions herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by both Siouxland and CSC, it is hereby agreed:
1.	Siouxland has the right to enter into agreements to sell DDGS to any persons or entities within a 60 mile radius of Jackson, Nebraska. This right will commence as of October 1, 2007 and continue through the term of the Marketing Agreement.
2.	Siouxland is released from any obligation to compensate CSC for any commission, cost, penalty, or fee, whatsoever, arising from or associated with the sale of DDGS as permitted in number 1 above.
3.	Siouxland and CSC agree that all other covenants, terms, and conditions of the Marketing Agreement not specifically modified herein shall remain in full force and effect. Jurisdiction and applicable law shall lie in the state of Nebraska.
IN WITNESS WHEREOF, Siouxland and CSC have cause this Modification Agreement to be executed to be effective as of the date first above written.

COMMODITY SPECIALISTS COMPANY		SIOUXLAND ETHANOL LLC

By:	/s/ Philip J Lindau	By:	Thomas Lynch

	Name: Philip J. Lindau		Name: Thomas Lynch
	Title: Co-President		Title: President